Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 2, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting of ProShares Trust II and each of its Funds, which appears in ProShares Trust II’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

March 30, 2015

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